SAFETY-KLEEN

                           KEY MANAGER SEVERANCE PLAN

PURPOSE
-------
To provide meaningful security to Key Managers to remain with Safety-Kleen during the turnaround and re-structuring process. This Plan has been approved by the Company's Board of Directors and confirmed by the Bankruptcy Court.

ELIGIBILITY
-----------
Selected Key Managers of the Company whose participation has been specifically approved by the Chairman & CEO and the President & COO. No individual, group or position type is guaranteed participation, and every individual who is selected to participate will receive written confirmation of their selection. Participation does not guarantee an award, nor does it guarantee continued employment with the Company.

SEVERANCE AMOUNT
----------------
Two weeks of base salary and health benefits for every year of service with the Company (minimum 8 weeks; maximum 52 weeks) for termination by the Company without "Cause" ("Cause" is defined as conduct which constitutes willful or gross misconduct or willful or gross negligence in the performance of the employee's duties for the Company; intentional or habitual neglect of employee's duties for the Company; theft or misappropriation of Company funds; failure, neglect or refusal to substantially perform employee's obligations, including but not limited to devoting time, attention, efforts and energies to the business of the Company and adherence to Company policies; or otherwise breaching the standards of job performance established by the Company).

SEVERANCE TERMS AND CONDITIONS
------------------------------
Upon termination, 30% of the entire severance amount will be paid to the Key Manager. If the Key Manager remains unemployed after the time period 30% covers, Key Manager will return to normal payroll until such time as Key Manager is employed subject to a maximum severance and benefit payment of 52 weeks. If Key Manager obtains employment 10% of any unpaid severance will be paid in a lump sum and healthcare benefits will cease.

OUTPLACEMENT
------------
Group outplacement benefits provided.

PLAN INTERPRETATION
-------------------
In the event of any questions, disagreements or disputes concerning the application of the Plan's Administrative Rules, the Severance Amount, the Severance Terms and Conditions, Eligibility or any other matter related to this Plan, the Senior Vice President, Administration, Safety-Kleen will interpret and/or resolve the issue, and his decision will be final and binding. All Plan Participants must sign a copy of this Plan document acknowledging that they will be bound by the Administrative Rules and policies as a condition to participation in the Plan.

SETTLEMENT & RELEASE
--------------------
The Company's Settlement and Release Agreement must be executed prior to any severance payments.

CONFIDENTIALITY
---------------
As there are a limited number of these awards available, you are asked to maintain the confidentiality of this agreement.

I acknowledge receipt of this severance plan and agree to all terms and conditions contained herein.

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Name - print                                                   DATE

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Name - signature